UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 20, 2014

The Phoenix Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)    The 2014 annual meeting of The Phoenix Companies, Inc. (the “Company”) shareholders was held on November 20, 2014.

(b)    Voting results for each matter are set forth below.

(1) Election of directors:

Director Name	For	Withheld	Broker Non-Votes
Martin N. Baily	3,262,927	77,194	849,619
Arthur P. Byrne	2,618,606	721,515	849,619
John H. Forsgren	2,620,941	719,180	849,619
Ann Maynard Gray	3,262,828	77,293	849,619
James D. Wehr	3,259,644	80,477	849,619
Arthur F. Weinbach	2,618,728	721,393	849,619

(2) Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014:

For	Against	Abstain
4,075,646	106,863	7,231

(3) Approval of continued use of the performance goals under the Company’s  2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan and Annual Incentive Plan for Executive Officers for purposes of Internal Revenue Code Section 162(m) :

For	Against	Abstain	Broker Non-Votes
3,022,829	307,152	10,140	849,619

(4) Adoption of the nonbinding, advisory resolution to approve the compensation of the Company’s Named Executive Officers  (“Say on Pay”) as described in the Company’s proxy statement:

For	Against	Abstain	Broker Non-Votes
3,104,316	27,744	208,061	849,619

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: November 21, 2014	By:	/s/ Bonnie J. Malley
Name: Bonnie J. Malley
Title: Executive Vice President, Chief Financial Officer